UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2014

DURATA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35599	27-1247903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Wacker Drive, Suite 2550

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 219-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 5, 2014, Durata Therapeutics, Inc. (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Actavis W.C. Holding Inc. (“Parent”) and Delaware Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Merger Sub is obligated to commence a tender offer (the “Offer”) on or before October 21, 2014, to acquire all of the outstanding shares of common stock of the Company at a purchase price of $23.00 per share net to the seller in cash, without interest (the “Cash Consideration”), plus one contractual contingent value right per share (each, a “CVR”), which represents the right to receive contingent payments of up to $5.00 in cash in the aggregate, without interest, if specified milestones are achieved (the “Contingent Consideration” and together with the Cash Consideration, the “Offer Consideration”), subject to and in accordance with the terms and conditions of the CVR Agreement (described below).

The obligation of Merger Sub to purchase the shares of common stock of the Company validly tendered pursuant to the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there shall have been validly tendered and not validly withdrawn a number of shares of common stock of the Company that, when added to the shares then owned by Parent and its subsidiaries, represents one more than half of the total number of shares of common stock of the Company outstanding at the time of the expiration of the Offer, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the accuracy of the representations and warranties and compliance with covenants contained in the Merger Agreement, (iv) the absence of any law, order, injunction or decree by any government, court or governmental entity that would make illegal or otherwise prohibit the Offer or the Merger, (v) there not having been a material adverse effect with respect to the Company and (vi) other customary conditions. The obligations of Parent and Merger Sub to complete the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

The Merger Agreement contains customary representations and warranties from both the Company and Parent, and also contains customary covenants, including covenants providing for each of the parties to use its reasonable best efforts to cause the Offer and the Merger to be consummated, and covenants requiring the Company to (i) subject to certain exceptions, carry on its business in all material respects in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) cease any existing, and not solicit or initiate or, subject to certain exceptions necessary to permit the board of directors to comply with its fiduciary duties, engage in any discussions or negotiations with third parties regarding other proposals to acquire the Company. The Merger Agreement contains customary termination rights for both Parent and the Company, including, among others, for failure to consummate the Offer on or before March 5, 2015. Upon termination of the Merger Agreement, the Company has agreed to pay Parent a termination fee of $20.2 million under specified circumstances, including (i) a termination by the Company to enter into an agreement for an alternative transaction which constitutes a Superior Proposal (as defined in the Merger Agreement), (ii) a termination by Parent if the Company’s board of directors changes its recommendation in respect of the Offer or (iii) a termination under specified circumstances during the pendency of a publicly disclosed third party proposal to acquire the Company if, within nine months of such termination, the Company’s board of directors approves or recommends an alternative transaction or the Company consummates or enters into an agreement for an alternative transaction.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without a vote of stockholders of the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Company, each outstanding share of common stock of the Company, other than any shares owned by Parent, Merger Sub or any wholly owned subsidiary of Parent or held in the treasury of the Company, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and converted into the right to receive the Offer Consideration. In addition, (i) effective as of immediately prior to the Effective Time, each outstanding Company stock option will fully vest and automatically be canceled and terminated as of the Effective Time and the holder thereof will be entitled to receive (1) an amount in cash, equal to the product of (A) the number of shares of common stock of the Company underlying such option multiplied by (B) the excess, if any, of the Cash Consideration over the exercise price per share of such option and (2) one CVR for each share underlying such Company stock option outstanding immediately prior to the Effective Time, in each case without interest and less the amount of any tax withholding, and (ii) effective as of immediately prior to the Effective Time, each outstanding share of Company restricted stock will fully vest and the restrictions thereon will lapse, and each such share of restricted stock will be canceled and converted into the right to receive the Offer Consideration, in each case without interest and less the amount of any tax withholding.

The board of directors of the Company has (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable and fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby and (iii) resolved to recommend acceptance of the Offer by the Company’s stockholders. The board of directors of each of Parent and Merger Sub has also approved the transaction.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference. The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Parent, the Company or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Parent, the Company or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Contingent Value Right Agreement

Prior to the effective time of the Merger, Parent will enter into a Contingent Value Right Agreement (the “CVR Agreement”) with a rights agent selected by Parent and reasonably acceptable to the Company governing the terms of the Contingent Consideration. Each CVR represents the right to receive contingent payments of up to $5.00 in cash in the aggregate, without interest, if the following milestones are achieved:

•	Upon receipt, prior to December 31, 2018, of marketing approval from the European Medicines Agency for dalbavancin for the treatment of adult patients with acute bacterial skin and skin structure infections, each CVR holder will receive $1.00 per CVR.

•	Upon receipt, prior to December 31, 2018, of authorization to market and sell dalbavancin with approved labeling for infusion in a single dose in adult patients, each CVR holder will receive $1.00 per CVR.

•	Upon the achievement of cumulative worldwide Net Revenues (as defined in the CVR Agreement) of $600 million during the period beginning on January 1, 2016 and ending on December 31, 2017, each CVR holder will receive $3.00 per CVR.

The right to the Contingent Consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, which is included as Exhibit A to the Merger Agreement (which is filed as Exhibit 2.1 hereto) and is incorporated herein by reference.

Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, on October 5, 2014, certain officers, directors and stockholders of the Company entered into a tender and support agreement with Parent and Merger Sub (the “Tender and Support Agreement”), pursuant to which each such person or entity agreed, among other things, to vote against other proposals to acquire the Company and to not transfer their respective shares of the Company’s common stock and, subject to certain exceptions, to tender his, her or its shares of common stock of the Company pursuant to the Offer. As of October 5, 2014, these stockholders owned a number of shares of common stock of the Company equal to approximately 19% of the outstanding shares of common stock of the Company. The Tender and Support Agreement terminates in the event the Merger Agreement is terminated. The foregoing description of the Tender and Support Agreement is not complete and is qualified in its entirety by reference to the Tender and Support Agreement, which is filed as Exhibit 99.1 hereto and the terms of which are incorporated herein by reference.

Item 8.01. Other Events.

On October 6, 2014, the Company issued a joint press release with Parent relating to the Merger Agreement. A copy of the press release is filed as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 5, 2014, by and among Actavis W.C. Holding Inc., Delaware Merger Sub, Inc. and Durata Therapeutics, Inc.

99.1	Tender and Support Agreement, dated as of October 5, 2014, by and among Actavis W.C. Holding Inc., Delaware Merger Sub, Inc and certain stockholders of Durata Therapeutics, Inc.

99.2	Press Release issued by Durata Therapeutics, Inc. and Actavis plc on October 6, 2014.

Additional Information and Where to Find It

The Offer described above has not yet commenced. This filing and the attached exhibits are not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Merger Sub intend to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and related materials with respect to the tender offer and the merger free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www. duratatherapeutics.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on the Company’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, customers, vendors and other business partners; the commercialization and status of additional regulatory reviews and approvals of dalbavancin; the potential impact of developing dalbavancin for additional indications; the impact of DALVANCE™’s dosing schedule on patient care; the ability of Parent to achieve the milestones required to trigger future cash payments in respect of the contingent value right component of the merger consideration; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of the Company, including the risks detailed under “Risk Factors” and elsewhere in Company’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Parent and Merger Sub and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Offer. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURATA THERAPEUTICS, INC.

Date: October 6, 2014	By:	/s/ Corey N. Fishman
	Name:	Corey N. Fishman
	Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 5, 2014, by and among Actavis W.C. Holding Inc., Delaware Merger Sub, Inc. and Durata Therapeutics, Inc

99.1	Tender and Support Agreement, dated as of October 5, 2014, by and among Actavis W.C. Holding Inc., Delaware Merger Sub, Inc and certain stockholders of Durata Therapeutics, Inc.

99.2	Press Release issued by Durata Therapeutics, Inc. and Actavis plc on October 6, 2014.